EXHIBIT 10.3.1
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT
HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Shanghai Media Group
Advertising Agency Agreement
Contract No. 2008-B005
Party A: Shanghai Media Group and Advertising Management Center of Shanghai Media Group (“Party A”)
Party B: Shanghai Haobangyang Advertising Co., Ltd. (“Party B”)
Whereas,
This contract indicates to Party A and Party B and both parties explicitly understand and confirm that:
1. Shanghai Media Group and Advertising Management Center of Shanghai Media Group are together Party A to this contract. Advertising Management Center of Shanghai Media Group is an entity authorized by Shanghai Media Group to generally manage and operate placement of its advertisements and authorized to exercise its rights and fulfill its obligations hereunder;
2. Shanghai Hao Bangyang Advertising Co., Ltd. is Party B to this contract. Party B is an advertising agent duly formed in the People’s Republic of China and approved to engage in advertising on media by the relevant industry and commerce administration authority. Party B warrants that it has the qualification and authority to independently exercise its rights and perform its obligations hereunder;
3. Both parties are willing to cooperate friendly and explore TV advertising business.
Now therefore, pursuant to the Contract Law of the People’s Republic of China and Advertising Law of the People’s Republic of China as well as relevant laws and regulations, upon the principles of integrity, cooperation and mutual-benefit, with respect to the purchase by Party B of the channel advertising rights of Shanghai Oriental STV, which is run by Shanghai Media Group, the Parties enter into this contract as follows:
Article 1 Definitions
As used herein, unless otherwise provided in the context, the following words and terms shall have the following meanings:

1. Attachment
The Attachment referred to herein means Breakdown of Advertising Agency of Shanghai Oriental STV Channel for 2008. Both parties have carefully read, sufficiently comprehended and hereby acknowledge such Attachment.
2. Telecast Mistake
Telecast Mistake referred to herein means any mistake of Party A in telecasting an advertisement of Party B with respect to version, date or time.
3. Telecast Failure
Telecast Failure referred to herein means the failure to telecast an advertisement ordered by Party B.
Article 2 Term of Contract
The term of this contract shall commence on 1 January 2008 and end on 31 December 2008.
Article 3 Content of Contract
1. Party A will grant Party B the advertising agency rights on the programs and advertising time listed in the Attachment in accordance with the terms and conditions agreed hereunder for Party B to operate advertisements of such channel as an agent.
2. Party A shall telecast advertisements as agreed and may not accept other clients to place any advertisement to and in abovementioned programs and advertising time during the term of this contract.
3. The advertising agency rights granted to Party B shall be limited to the programs and advertising time listed in the Attachment. Party B shall obtain and maintain advertising agent qualification required by laws, be responsible for solicitation of advertisement clients and promotion of relevant programs, preparation of all licenses required for telecasting advertisements and filing for review of advertisement materials, and pay on its own account expenses for conducting aforementioned work, as well as make payment to Party A on a timely basis.
4. The scope of advertising agency granted to Party B hereunder includes hard advertisements and plug-in advertisements, but excludes manufacturer advertisements, nominating rights and other interests on plug-in advertisements deriving from introduced programs and direct sale shopping programs and other secondary advertisements.
Article 4 Contract Price, Guarantee Deposit and Payment

1. The contract price for the advertising rights hereunder shall be Renminbi ***** yuan (***** yuan).
2. Party B shall pay the contract price in the following way:
January 2008: ***** yuan
February 2008: ***** yuan
March 2008: ***** yuan
April 2008: ***** yuan
May 2008: ***** yuan
June 2008: ***** yuan
July 2008: ***** yuan
August 2008: ***** yuan
September 2008: ***** yuan
October 2008: ***** yuan
November 2008: ***** yuan
December 2008: ***** yuan
Note: the date to pay the foregoing amount in each month shall be prior to the 25th day of such month. The guarantee deposit may and may only be converted into corresponding amounts payable by Party B for the last two months of the term.
3. Party B shall pay Party A an amount equal to ***** yuan as the guarantee deposit for purchasing the advertising rights hereunder (“Deposit”) within one week following execution of this contract. If Party B fails to fully pay the Deposit on a timely basis, Party A shall have the right to immediately terminate this contract.
4. Party B agrees that Party A may directly deduct from the Deposit the advertisement telecast fees, penalties, indemnities and other payables. Party B shall make additional payment for the deducted part within ten days after Party A deducts such amount from the Deposit. If Party B fails to make such payment on a timely basis, Party A shall have the right to take action as provided in Section 3 of Article 6 hereof.
5. If Party B fails to pay the contract price, Party A shall have the right to set off the Deposit against such unpaid contract price. If the Deposit is less than such unpaid contract price, Party A may request Party B to make additional payment.
Article 5 Rights and Obligations of the Parties
1. Party A shall have the right to conduct relevant qualification review against Party B before entering into this contract, while Party B shall be obligated to provide relevant materials as required by relevant rules of the State and responsible for the accuracy of the materials provided.
2. Party A and Party B shall comply with laws and regulations related to telecast of TV advertisements. Party A shall endeavor to maintain relative stability of programs and telecast timetables and completeness of the advertising resources set forth in the Attachment. In special situations, the parties in cooperation shall resolve such situations through friendly discussion on a case-by-case basis.
3. During the term of this contract, Party A shall assist with coordination of advertising. The telecast of any advertisement provided by Party B, in whatever form, shall follow the operation procedures of Party A. The telecast of any advertisement of Party B that involves background plates, station sheets and other advertising forms used in a live program or later screen treatment shall be made to the extent permitted by the program and as approved by the responsible department of such program and Party A. If Party B contacts directly with a channel or any other party to place advertisements on such channel, the fees for such advertisements shall be double of the uniform advertising price for the factual telecast time and shall be paid to Party A in the month when such advertisements are telecast.
4. Party B shall cooperate with Party A to insert marketing videos regarding the channel and its programs which have been reviewed by Party A at any time during the advertising period under agency of Party B.
5. Subject to written consent of Party A, Party B may have discretion to promote, price and manage the programs under its agency.
6. Party B undertakes not to apply CPRP model in operating contracted programs in 2008 for the purpose of jointly maintaining stability of price mechanism.
7. If Party A raises certain additional requests with respect to advertising of certain brands, Party B shall have the obligation to cooperate.
8. Party B warrants to place advertisements on a timely basis at designated time in a designated session in accordance with the content given to each program by this contract. Otherwise, delayed advertisements will not be telecast.
9. The marketing team of Oriental STV under supervision of Party A will actively cooperate with Party B in advertising operation. The specific content and mode will be determined and agreed separately.
10. Both parties agree that telecast of advertisements for every day or every session shall follow the program schedule for such day. If Party B fails to provide advertisement schedule or the telecast time on the schedule provided by Party B is inconsistent with the advertising time granted by Party A for operation of Party B as agreed for that day or that session, Party B shall be deemed to have completely used its advertising right for such day or session hereunder.
11. The advertisements to be provided by Party B shall comply with the Advertising Law of the People’s Republic of China and relevant laws and regulations, without infringement on existing rights of any third party. Party B shall provide Party A with relevant certificates and approvals issued by competent regulatory agencies. Advertisements related to medical treatment shall be reviewed by competent administrative authorities of Shanghai. Meanwhile, Party B agrees to strictly comply with relevant rules of the State Administration of Radio, Film and Television regarding TV advertising and Advertisement Placement Guides of Party A, otherwise Party A shall have the right to reject and Party B shall assume all losses incurred thereby. If there is any political mistake or violation of relevant regulations after telecast of any advertisement, Party B shall be responsible for all economic and legal liabilities arising thereof. Party A’s review shall not cause any responsibility on it for the validity and truth of the content and any possible consequence.
12. Commencing from 1 January 2008, Party B shall provide IMX tapes 10 days prior to the intended telecast day, otherwise, Party A shall have the right to reject and Party B shall assume all losses incurred thereby. Party A shall have the right to review the sample tapes provided by Party B with respect to content, form and technical standard and request Party B to modify the tapes of which the content and form are not in compliance with laws, regulations and rules and the tapes which fail to meet technical standards. Party A will have the right to reject to telecast until Party B has made such modification, and Party B shall assume all losses incurred thereby.
13. The advertisement tapes for telecast shall be consistent with the sample tapes which are provided by Party B and reviewed by Party A as well as the version set forth in the placement order. In case of inconsistency, Party B shall assume relevant liabilities arising thereof. Party B shall apply for a tape number before placing any advertisement. The placement order shall indicate such number, in addition to version or brand information, and such number shall govern. If the placement order of Party A does not contain tape number but only brand or version information, Party A shall have the right to reject and Party B shall assume all losses incurred thereby.
14. Party B shall obtain consent from Party A, which consent shall be in writing, before it changes or cancels any advertising orders, and notify Party A with a written chopped document seven business days prior to the intended telecast date of such advertisement. If Party B notifies Party A of such change or cancellation four business days prior to the intended telecast date of such advertisement, Party B shall pay Party A a charge equal to *****% of the amount changed or cancelled from the original order. Party B may not change or cancel any advertising order within three business days prior to the telecast date.
15. If Party B has doubt about any advertisement, it shall indicate in writing to Party A within 15 business days after the agreed telecast time of such advertisement and provide written and recorded video materials issued by a television inspection company mutually recognized by both parties; if Party B fails to indicate its doubt in writing to Party A within 15 business days after such advertisement is telecast, such advertisement will be deemed to have been properly and validly telecast. Party A may, upon request of Party B, provide telecast proof within thirty days after the telecast time.
16. Party B shall pay the agreed amounts on a timely basis. Party B may not request decrease of the aggregate contract price agreed based on insufficient solicitation of advertisements or any other reason.
17. If the advertising time resource is not fully used by Party B due to insufficient solicitation of advertisements or any other reason, the unused part shall be deemed as abandoned by Party B. Party B may not request to use such unused part in following years or use such unused part to set off advertising fees for following years.
18. During performance of this advertising agency contract by Party B, any indebtedness or other dispute arising due to reasons of Party B or its clients, or any lawsuit and dispute arising out of any advertisement telecasted, shall be resolved by Party B, with relevant liabilities borne by Party B.
19. During the term of its advertising agency, Party B will inform the organizing party in writing of any shareholding change, disposal of material asset, litigation and any other material matter or cooperation in material projects, mortgage, borrowings and any other economic action. If Party B fails to perform its obligation to inform, Party A will have the right to sue and recourse.
Article 6 Breach of Contract
1. Party B agrees that if it is in breach of section 16 of Article 5 hereunder, it shall promptly inform Party A and correct such breach on a timely basis, as well as assume all relevant losses, liabilities, obligations and expenses; in addition, Party A shall have the right to immediately terminate this contract.
2. After this contract becomes effective, neither party may modify or terminate this contract without consent. The termination and modification of this contract, subject to applicable law and provisions hereunder, shall be mutually agreed by both parties which shall enter into a supplementary agreement separately. The failure to abide with the foregoing provision will constitute a breach of contract of the relevant party. If Party B terminates this contract, Party A will not refund the contract price and deposit already paid and shall have the right to require Party B to indemnify its losses equal to the sum of the unpaid contract price for the rest of the year.
3. Party B shall make payment in accordance with this contract. In case of any delay in payment by Party B, Party A shall have the right to suspend telecasting Party B’s advertisements and finally unilaterally terminate this contract, without refunding the deposit. Furthermore, Party A will have the right to require Party B to pay to it a delay penalty amounting to *****% of the aggregate amount in delay for each day until Party B has made such payment. If Party B delays in making any payment for thirty consecutive days, in addition to such delay penalty, Party B shall pay Party A an indemnification penalty amounting to *****% of the unpaid amount.
4. Party B shall assume liability for breach of contract for its breach of section 6 of Article 5 hereof, and Party A will have the right to take the deposit and revaluate the amount under this contract or immediately terminate this contract.
5. Party A shall telecast the advertisements provided by Party B as agreed herein. If there is any Telecast Mistake or Telecast Failure due to reasons of Party A, such advertisement shall be re-telecast pursuant to the principle “one mistake, one time re-telecast; one missed, twice telecast”. The advertisement time for such re-telecast or telecast shall be determined by Party A in accordance with its program schedules. Notwithstanding the foregoing, if any advertisement cannot be telecasted or the final telecasted advertisement is inconsistent with the order due to change of the program or the time of the program which arises out of adjustment of channels and programs of Shanghai Oriental STV, an order from supervising authorities, machine malfunction or other reasons, such failure or inconsistency will not be deemed “Telecast Mistake” or “Telecast Failure”.
Article 7 Independency
1. Either party is an independent contract party to each other and there is no affiliation, partnership or employment relationship between the parties. Either party as well as its employees and agents may not or try to operate as a partner, representative or employee of the other party or explicitly or implicitly make such statement.
2. Without written consent of Party A, Party B may not market itself to others as a sponsorship partner or program sponsor of Party A. Any use of the name, logo or other marks of Party A or Shanghai Media Group shall be submitted in writing for review and approval of Party A in advance and may not be made until so approved.
Article 8 Effect of Contract
1. This contract constitutes the complete agreement between the parties with respect to the subject matter hereunder and supersedes all preceding oral or written minutes, memoranda, contracts and agreements and negotiation documents between the parties.
2. Without written consent of Party A, Party B may not assign this contract or any of its rights or obligations to any third party. Otherwise, such assignment will be deemed as breach of contract.
3. The Breakdown of Advertising Agency of Shanghai Oriental STV Channel, as the Attachment to this contract, is part of this contract, having the same legal effect as this contract. Any supplement, deletion or modification to any provision hereof shall be in writing and may not become effective until executed by duly authorized representatives of both parties. The supplementary or modified document to this contract shall have the same effect as this contract and supersede corresponding parts herein.
4. The following documents shall have the same effect as this contract:
(1) Advertising orders;
(2) Latest uniform advertising price list issued by Party A for 2008 (in case of any change,

the current price list then issued by Party A shall prevail);
(3) Advertisement Placement Guides;
(4) Breakdown of Advertising Agency of Shanghai Oriental STV channel;
(5) List of Oriental STV Advertising Resources contracted by Hao Bangyang; and
(6) Notes to Resource List.
Article 10 Force Majeure
If any party is prevented from continuing implementation of this contract by earthquake, typhoon, flood, fire, order from Party A’s supervising authorities and change of government policies or any other force majeure event, this contract shall terminate and neither party may owe liability for breach of contract to the other party, provided that, the affected party shall promptly inform the other party after occurrence of such force majeure event for the purpose of discussing follow-on matters.
Article 11 Resolution of Disputes
After this contract becomes effective, all disputes between the parties during performance shall be resolved through friendly discussion. The parties agree that any dispute that cannot be resolved through discussion shall be submitted to the People’s Court corresponding to the location where this contract is implemented.
Article 12 Effectiveness Provisions
1. This contract is made in Chinese, with four originals, two of which shall be kept by each party respectively and each original shall have the same legal effect.
2. This contract shall become effective on the date executed and signed, having four originals, two of which shall be kept by each party respectively.
Party A: Shanghai Media Group and Advertising Management Center of Shanghai Media Group
Legal Representative/Authorized Representative:
Signature: /s/ Shanghai Media Group and Advertising Management Center of Shanghai Media Group
(Seal affixed)
Date: February 4, 2008

Party B: Shanghai Haobangyang Advertising Co., Ltd.
Legal Representative/Authorized Representative:
Signature: /s/ Shanghai Haobangyang Advertising Co., Ltd.
(Seal affixed)
Date: February 2, 2008

Appendix I: Advertisement Placement Order
Advertisement Placement Order of Shanghai Wenguang Media Group
Media: Oriental STV
Client: Shanghai Hao Bangyang Advertising Co., Ltd.

Time /	Ver.																																				Point	Telecast
Program	/No.	Point	Length	Mon.	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	Rate	Discount	Fee	Fee

Total Price (Renminbi):
Note:

Shanghai Haobangyang Advertising Co., Ltd.	Shanghai Wenguang Media Group

Signature:	Signature:
Seal:	Seal:
Address:	Address:
Tel:	Tel:
Date:	Date:

Appendix II: Advertisement Rates List of Oriental STV
(effective as of February 1, 2008)

			Renminbi: Yuan/Time
Time	Program		5 Seconds	15 Seconds	30 Seconds
0700-0900	View on Orient-Break	Mon.-Sun.	4500	9000	15000
0900-0950	Finance Morning -Break	Mon.-Fri.	5400	10800	18000
1000-1130	Morning Cinema- P&S Ad.	Mon.-Fri.	5400	10800	18000
	Morning Cinema- Break	Mon.-Fri.	6000	12000	20000
	Morning Cinema- Ending	Mon.-Fri.	5400	10800	18000
0830-1200	Weekend Cinema- Break	Sat.-Sun.	6000	12000	20000
1130-1200	Finance Stop — Break	Mon.-Fri.	6000	12000	20000
1200-1230	Oriental Noon News- Break	Mon.-Sun.	7500	15000	25000
1230-1300	True Story- Break	Mon.-Fri.	6000	12000	20000
1230-1300	Know about them	Sat.	6000	12000	20000
1230-1300	Kefan Listening	Sun.	6000	12000	20000
1300-1330	China Businesses	Sat.	6000	12000	20000
1300-1330	New City (repeated)- Break	Mon.-Fri.	7200	14400	24000
1330-1530	Weekend Entertainment (repeated)- Break	Sun.	7200	14400	24000
1330-1500	Noon Cinema- P&S Ad.	Mon.-Fri.	5400	10800	18000
	Noon Cinema- Break	Mon.-Fri.	6000	12000	20000
	Noon Cinema- Ending	Mon.-Fri.	5400	10800	18000
1500-1530	Finance Review- Break	Mon.-Fri.	5400	10800	18000
1530-1800	Afternoon Cinema- P&S Ad.	Mon.-Fri.	5400	10800	18000
	Afternoon Cinema- Break	Mon.-Fri.	6000	12000	20000
	Afternoon Cinema- Ending	Mon.-Fri.	5400	10800	18000
1735-1800	China Police Report- Break	Sat.	13500	27000	45000
1735-1800	Auto World- Break	Sun.	13500	27000	45000
1800-1830	Short Show- Break	Mon.-Sun.	13500	27000	45000
1830-1858	Oriental News- Break	Mon.-Sun.	16500	33000	55000
1858-1900	before CCTV News	Mon.-Sun.	16500	33000	55000
1930-1935	before Gold Cinema	Mon.-Sun.	16500	33000	55000
1935-2100	Gold Cinema- P&S Ad.	Mon.-Fri.	17400	34800	58000
	Gold Cinema- Ending	Mon.-Fri.	17400	34800	58000
2100-2130	Real Story- Break	Mon.-Fri.	17400	34800	58000
2130-2200	New City- Break	Mon.-Sat.	17400	34800	58000
1935-2130	Weekend Entertainment- Break	Sat.	26400	52800	88000
1935-2100	Star Dream/ Unusual Memory	Sun.	24000	48000	80000
2100-2200	Deep 105- Break	Sun.	19500	39000	65000
2200-2230	Oriental Evening News- Break	Mon.-Sun.	18000	36000	60000
2230-2330	Oriental Record- Break	Mon.-Fri.	15000	30000	50000
2230-2330	Boss Tang- Break	Sat.	16500	33000	55000
2230-2300	Expo Links- Break	Sun.	15000	30000	50000
2300-2400	Brain Storm	Sun.	16500	33000	65000
2330-2400	Short Show (repeated)- Break	Mon.-Sat.	10500	21000	35000
2400-2430	Sport News- Break	Mon.-Sun.	6000	12000	20000
2430-2530	Sport Topics- Break	Mon.-Sun.	6000	12000	20000
Notes:
- Additional 20% will be charged for the first or last place; additional 10% for the second or the second to last place; additional 5% for the third or the third to last place; additional 2% for any other place required.
- Rates for advertisements with the following length of time will be calculated as follows: rate for 20-second ads = 80%*rate for 30-second ads; rate for 10-second ads= 45%*rate for 30-second ads; rate for 5-second ads= 30%*rate for 30-second ads;

- In January, February, September and December of 2008, all rates for all advertisements at all times will be increased by 10%.

SMGA
Advertisement Placement Guides
1. Any advertisement to be placed with our center shall follow the then valid Advertisement Rates List at the time executing the relevant agreement.
2. Advertisements to be placed with our center shall comply with the Advertising Law and be supported with the following documents: business license; manufacture permit and trademark registration certificate. Various approvals shall be presented for advertisements related to medicines, cosmetic, medical equipment or foods as required by relevant decrees and orders of the State and such advertisements shall contain such numbers stated on such approvals. Once an advertisement has been telecast, any legal liability in violation of the Advertising Law shall be borne by the provider of such advertisement.
3. In principle, the center will review the qualification of advertising agents and will collect relevant prices and fees prior to advertisements being telecast.
4. If there is any inappropriate content in any advertisement being telecast, the center shall have the right to require such content to be modified or relevant certificate to be provided. In case such requirement is not satisfied, the center shall have the right to suspend telecasting.
5. After the advertising time and order has been confirmed, to change the schedule, the client shall provide a written notice 7 working days in advance. If the client notifies such change with a four-working-day advance notice, the client shall pay the center a penalty for breach equal to 20% of the price for the advertisement changed or canceled by such notice. No advertisement placement order may be changed or canceled in three working days prior to the scheduled telecast date.
6. In case of technical difficulty, equipment failure or unforeseeable program adjustment, the center shall have the right to adjust the telecast date and time of advertisements without any liability.
7. The advertisement tapes shall be delivered to the center at least ten days prior to the scheduled telecast date. In case of delay in telecasting any advertisement due to failure to deliver the relevant tape on a timely basis, the provider shall bear all costs and liabilities incurred.
8. The provider shall have a sound supervising system. In case of any doubt concerning telecast of any advertisement, the provider shall notify the center in writing within fifteen days after the telecasting date of such advertisement and present a supervisory proof issued by a recognizable supervising company. If the center confirms existence of any Telecast Mistake or Telecast Failure, the center will arrange re-telecast for such advertisement pursuant to the principle “one mistake, one time re-telecast; one missed, twice telecast”. If the provider fails to notify such doubt within the abovementioned period, the telecast of such advertisement will be deemed as correct and valid.
9. The right to interpret these guides remains with Advertising Management Center of Shanghai

Wenguang Media Group.
Advertising Management Center of Shanghai Wenguang Media Group

Appendix IV
Breakdown of Advertising General Agency of Oriental STV Channel for 2008
(No. 2008-B005)
Shanghai Wenguang Media Group and its Advertising Management Center (Party A) and Shanghai Haobangyang Advertising Co., Ltd. (Party B) have entered into an advertising agency agreement under which Party B will act as Party A’s general agent for advertisements on Oriental STV Channel in 2008 (hereinafter referred to as the “Principal Contract”). In witness of such contract, with respect to breakdowns of advertising time under agency, the parties agree to the following:
I. Party B will have the operation right for the advertising time set forth in the table below in connection with the current Oriental STV Channel on the execution date of this appendix (within the term of this agreement): please refer to the 2008 Advertising Resources List of Oriental STV Contracted to Haobangyang and the Notes to the Resources List.
II. Party A agrees to grant Party B with the advertising agency and operation rights for the programs and time set forth in the appendix in accordance with the terms and conditions agreed in the Principal Contract.
III. In case of adjustment of programs, Party A will arrange the advertisements that should be telecast in the original program to be telecast in the new program, provided that the aggregate advertising time for the whole day is not affected. In case of adjustment of content of certain program, the new advertising time under Party B’s agency will be agreed upon by the parties, provided that the aggregate advertising time each day is not affected.
IV. The advertising time set forth in relevant table attached hereto is temporary. If advertisements placed by clients increase, upon consent of Party A, Party B may, to an appropriate extent, increase advertising time, provided that the aggregate length of advertising time under general agency may not exceed that of 2007.
V. The “hard advertisement” time for all programs under Party B’s agency, such as contributing sponsorship, denomination and sponsorship, has been included in the aggregate every-day advertising time and will not be included additionally. Furthermore, the telecast of special advertisements shall be determined pursuant to the actual telecast times of the relevant programs.
VI. Party B shall be responsible for expenses related to denomination, sponsorship and contributing sponsorship, as well as preparation of background plates, table cards, product exhibition, table sheets in the recording rooms and any other special advertisements.
VII. The special advertisements in the programs set forth in the appendix table may not affect telecast process of the programs. Placement of such special advertisements, including without limitation, denomination, sponsorship and contributing sponsorship, and background plates, table cards, product exhibition and table sheets in the recording rooms shall be subject to written consent of Oriental STV and the Advertising Management Center.
Party A: Shanghai Wenguang Media Group
              Advertising Management Center of Shanghai Wenguang Media Group
Legal Representative/Authorized Representative:
Signature (Seal): /s/ Shanghai Wenguang Media Group and Advertising Management Center of Shanghai
Wenguang Media Group
Date: February 18, 2008
Party B: Shanghai Haobangyang Advertising Co., Ltd.
Legal Representative/Authorized Representative:
Signature (Seal): /s/ Haobangyang Advertising Co., Ltd.
Date: February 2, 2008

Appendix V
2008 Advertising Resources List of Oriental STV Contracted to Hao Bangyang
Please refer to the following page for Notes to the Resources List.